CONTRACT AMENDMENT NO. 1
Between
TXI OPERATIONS LP
AND
AMEC-ZACHRY CONTRACTORS
FOR THE HUNTER CEMENT PLANT, NEW BRAUNFELS, TEXAS

This Contract Amendment No. 1 (the “Amendment”) is made effective the 17th day of August, 2009 (“Effective Date”) as an amendment to that certain Contract and All Exhibits by and between AMEC-ZACHRY CONTRACTORS, a Joint Venture between Zachry Construction Corporation, now known as Zachry Industrial, Inc. and AMEC E&C Services, Inc. with its principal office at 527 Logwood, San Antonio, Texas 78221, (hereinafter called "Contractor"), and TXI OPERATIONS LP, a Delaware limited partnership with its principal office at 1341 W. Mockingbird Lane, Dallas, Texas 75247, (hereinafter called "Owner)",as such Contract has been amended to date by fully executed Change Orders numbered 00001 through 00006, inclusive (the “Contract”).

WHEREAS, in December, 2008, Owner determined, in its sole discretion and through no fault of Contractor, that the Work, as partially executed by Contractor, should be brought to an early completion by reducing the original scope of Work in order to provide short term cash savings to Owner; and,

WHEREAS, Owner and Contractor executed Change Order 00004, dated January 19, 2009, so as to amend the description of the Work to be performed under the Contract, primarily by elimination of certain tasks from the scope of the Work, and the addition of certain tasks related to the orderly conclusion of Work previously performed; and,

WHEREAS, per the terms of Change Order 00004, the Parties agreed that Contractor will complete the Work, as such term was amended by such Change Order 00004; and,

WHEREAS, neither the Contractor nor the Owner is in default under the Contract; and,

WHEREAS, the Parties have resolved all outstanding change order requests as of the Effective Date hereof to their mutual satisfaction and there are no payment obligations, pending change orders or other unresolved issues between the Parties, except for the final payment of the balance of the Contract Price in the amount of $300,000, as further set out in Article 2 below; and,

WHEREAS, the Parties have determined that due to Owner’s decision to leave certain elements of the Project unfinished and not operational, it is in the Parties’ best interest to clarify that the Work has been concluded under the Contract, except for any continuing obligations of the Parties that survive per the terms of the Contract unless specifically released by this Amendment.

NOW, THEREFORE, for and in consideration of the mutual obligations and promises hereinafter set forth, Contractor and Owner agree to amend the Contract as follows:

Article 1.  Conclusion of the Work under the Contract

A.           The Owner and Contractor agree that the Work specified under the Contract shall be deemed to be complete as of the close of business on May 15, 2009 (the “Completion Date”).  The obligations set forth in Article 1. B. shall be enforceable in accordance with the terms of the Agreement as originally written, including dispute resolution provisions set forth in the Contract.

B.           In addition to any other obligation which by its terms in the Agreement is intended to survive Mechanical Completion, the following obligations of the Parties shall survive the Completion Date, and shall continue in effect until such time as Owner and Contractor have fulfilled such obligations:

1)  Contractor will provide the warranty set forth in Sections 6.27.1. 6.27.2, 6.27.3, 6.27.4 6.27.5, 6.27.6, and 6.28 of the Contract, beginning on the Completion Date specified above, for all Work as such term has been modified and amended by Change Order #0004, except for the gearboxes located in Area 5F1 for which no warranty, express or implied, is provided by Contractor.  For purposes of commencement of the Warranty Period, the Work will be deemed to be complete on the Completion Date, and the Warranty Period will run for twelve (12) months from the Completion Date specified in this Amendment.

2)  Not by way of limitation, Sections 6.5, 6.6.1, 6.21, 6.27.1-6.27.6, 6.28, 6.29, 6.31, 6.39, 7.1, 7.4, and Article 8 of the Contract shall survive conclusion of the Work under the Contract or other termination of the Contract.  Sections 6.27.5 and 6.27.6 shall survive conclusion of the Work, but shall not be applicable to the extent Contractor is not required to deliver or install an item as a result of Change Order #0004.

3)  The parties agree that Contractor has provided to Owner the required drawings, maintenance manuals, and specifications noted in Change Order #00004 Scope of Work.

Article 2.  Finish Mill Gearboxes and Final Payment

As of the Effective Date hereof, Owner has not executed an Acceptance Certificate as to one remaining area of the Scope of Work, referred to in Change Order 00004 as Area 5F1, which is the Finish Mill. The Parties acknowledge and agree that they have resolved this item as follows:

1)	Owner will Sign the Final Punchlist Item for Area 5F1 and return to Contractor.
2)	Owner will Sign the 5F1 Area Acceptance Certificate, the last remaining such form for the entire scope of work according to Change Order No. 00004, and return to Contractor.
3)	Owner will issue an invoice to Contractor for $1.2MM to reimburse owner for Owner’s purchase and installation of new gear boxes.
4)	Owner will net their $1.2MM invoice against the $1.5MM balance of the Contract Price.
5)	Owner will pay Contractor $.3MM balance due to Contractor.

Owner agrees that the deduction of $1.2MM is in full satisfaction for any costs it has incurred or may incur in the future in connection with the gear boxes, and by executing the Area 5F1 Acceptance Certificate, Owner releases Contractor from any liability for costs that have been incurred or which may be incurred in the future with regard to said gear boxes.  The parties expressly agree that Contractor has no warranty obligations to Owner whatsoever for the replacement gear boxes or their subsequent installation or performance.

Article 3.  Substantial Completion and Mechanical Completion

A.           Section 1.1(1) of the Contract shall be amended to replace the phrase “Mechanically Complete new 3850 short tons per day” with the phrase “partially complete new 3850 short tons per day”.

B.           The Parties agree that the definition and references to “Substantial Completion” in the original contract are deleted and replaced in each place that they occur by the “Acceptance Certificate by Area” as described in Change Order #0004.

C.           The Parties further acknowledge that the list of items to be turned over to Owner under “Mechanical Completion” has been substantially modified and shortened by Change Order 00004; and the event of Mechanical Completion is deemed to be completed as of the Completion Date specified in this Amendment.  Execution by Owner of Acceptance Certificates by Area will reflect Owner’s certification that Contractor has successfully completed each area of Work.

Article 4.  Pass-Through Warranties

Contractor has provided Owner with certain information regarding warranties provided by its subcontractors or vendors with respect to equipment or materials included within Contractor’s scope of Work to the extent Contractor was able to procure such warranties prior to the termination of those subcontracts and purchase orders or purchase agreements. A list of such subcontractors or vendors and associated warranties is attached hereto as Exhibit A.  Contractor represents and warrants to Owner that the warranties provided in the attached list were the only warranties that were reasonably available (as required by Section 6.28 of the Agreement).  Contractor will remain obligated to administer such warranties as specified in Section 6.28 of the Agreement during the Warranty Period specified in Article 1(B)(3) above, will assign such warranties to Owner upon conclusion of such Warranty Period, and shall otherwise continue to perform its obligations as specified in Section 6.28 of the Agreement.

(Signature Page Follows)

Signature Page for the Contract Amendment No. 1
Between TXI Operations LP and AMEC-Zachry Contractors
For the Hunter Cement Plant, New Braunfels, Texas

	TXI OPERATIONS LP		AMEC-ZACHRY CONTRACTORS,
	By: TXI Operating Trust, its general partner		a Joint Venture between

Zachry Industrial, Inc.

By:	/s/ George Eure	By:	/s/ Steven K. Brauer
	(Signature)		(Signature)

	George Eure		Steven K. Brauer
	(Printed Name)		(Printed Name)

Title:	VP Engineering	Title:	Construction Group President
Date:	8/14/09	Date:	8/14/09

and

AMEC E&C Services, Inc.

		By:	/s/ Timothy P. Gelbar
(Signature)

Timothy P. Gelbar
(Printed Name)

		Title:	President, Power & Process Americas

		Date:	8/17/09